Exhibit 10.3

AMENDMENT NO. 2 TO STRATEGIC DIVESTITURE & SETTLEMENT AGREEMENT

This Amendment No. 2 (the "Second Amendment") is executed as of July 15, 2026 (the "Amendment Date"), by and between:

1. **Hestia Insight Inc.**, a Nevada corporation, with its principal executive offices located at 732 South 6th Street, Suite 4762, Las Vegas, NV 89101 (hereinafter referred to as **"HSTA"** or the "Company"); and
2. **Edward C. Lee**, an individual and the Chairman and President of the Company (hereinafter referred to as the **"Executive"**).

WHEREAS, the Company and the Executive entered into that certain Strategic Divestiture & Settlement Agreement dated April 25, 2026 (the "Core Agreement"); and

WHEREAS, the parties subsequently executed Amendment No. 1 to the Core Agreement on June 26, 2026, which established an anticipated legal and operational effective closing date of July 15, 2026; and

WHEREAS, the parties desire to further amend the Core Agreement and supersede Amendment No. 1 solely regarding the final transaction date, establishing a clean month-end operational closing.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, the parties agree as follows:

SECTION 1. AMENDMENT TO EFFECTIVE DATE

1.1 Amendment to Effective Closing Date. Section 2.1 of the Core Agreement (as previously modified by Amendment No. 1) is hereby amended, restated, and superseded in its entirety to state the following:

"The parties explicitly acknowledge and agree that while this Agreement was executed on April 25, 2026, the actual transfer of ownership of Hestia Investments Inc. and the simultaneous satisfaction and waiver of all outstanding executive compensation and historical service claims shall become legally, operationally, and financially effective as of the close of business on **July 31, 2026** (the 'Effective Date')."

SECTION 2. RATIFICATION AND MISCELLANEOUS

2.1 Ratification of Prior Terms. Except as expressly amended by this Second Amendment, all other terms, covenants, and conditions of the Core Agreement and Amendment No. 1 remain completely unchanged, ratified, and in full force and effect.

2.2 Preservation of Shareholder Rights. For the avoidance of doubt, the **April 30, 2026 Record Date** and the **twenty percent (24-month, 20%) Annual Profit**

ECL

Participation Right granted to the Shareholders of Record under Section 3 of the Core Agreement remain completely fixed.

2.3 Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the **State of Nevada**, without regard to its conflict of laws principles.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Strategic Divestiture & Settlement Agreement as of the date first written above.

COMPANY:

HESTIA INSIGHT INC.

By: ______________________

Name: Eugene Cha

Title: Representative of the Independent Board of Directors

EXECUTIVE:

By: ______________________

Edward C. Lee

Chairman and President, Hestia Insight Inc.